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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-16778 of Spec's Music, Inc. on Form S-8 of our report dated October 24, 1997 appearing in the Annual Report on Form 10-K of Spec's Music, Inc. for the year ended July 31, 1997.





DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida
October 24, 1997